UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2018

ALTIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

910 Clopper Road, Suite 201S Gaithersburg, Maryland		20878
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (240) 654-1450

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Vipin K. Garg to the Board

As previously disclosed, on November 27, 2018, Altimmune, Inc. (the “Company”) announced the appointment of Dr. Vipin K. Garg to serve as the Company’s President and Chief Executive Officer (“CEO”), effective as of November 30, 2018. The Company’s Board of Directors (the “Board”) also elected Dr. Garg to serve as a member of the Board, effective immediately upon the effectiveness of the resignation of William J. Enright from the Board on November 30, 2018. In connection with his appointment, Dr. Garg will enter into a standard indemnification agreement in the form previously approved by the Board.

General Release by with Mr. Enright

In connection with the resignation of Mr. Enright as the Company’s President and CEO, the Company entered into a General Release with Mr. Enright, effective November 30, 2018 (the “General Release”), that provides, in exchange for a release of claims in favor of the Company and its affiliates, the following payments and benefits:

•	The payments and benefits provided pursuant to Mr. Enright’s amended and restated employment agreement with the Company, dated December 7, 2015, as amended January 18, 2017.

•	A cash payment of $184,800 in respect of Mr. Enright’s pro-rated annual cash bonus for calendar year 2018, based on actual performance through Mr. Enright’s termination date.

The foregoing description of the terms of the General Release does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which is attached to this Report as Exhibit 10.1.

Consulting Agreement with Mr. Enright

In connection with his resignation as the Company’s President and CEO, the Company entered into a Consulting Agreement with Mr. Enright, effective November 30, 2018 (the “Consulting Agreement”), pursuant to which Mr. Enright has generally agreed to provide advisory consulting services to the Company through February 28, 2019 on an as-needed basis in areas of his expertise. In respect of his services, Mr. Enright will receive a consulting fee of $233 per hour, not to exceed $55,920 in the aggregate. Pursuant to the Consulting Agreement, Mr. Enright has agreed to be bound by a perpetual nondisclosure and non-use covenant and an assignment of inventions covenant.

The foregoing description of the terms of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which is attached to this Report as Exhibit 10.2.

Adoption of Inducement Grant Plan

On November 29, 2018, upon recommendation of the compensation committee of the Company’s Board (the “Compensation Committee”), the Board approved and adopted the Altimmune Inc. 2018 Inducement Grant Plan (the “Inducement Plan”). The Inducement Plan provides for the grant of equity or equity-based awards in the form of non-qualified stock options, restricted stock awards, and other stock-based awards. The Inducement Plan was adopted by the Board without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules.

The Board has reserved 2,000,000 shares of the Company’s common stock for issuance pursuant to awards granted under the Inducement Plan (subject to customary adjustments in the event of a change in capital structure of the Company), and the Inducement Plan will be administered by the Compensation Committee. In accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules, awards under the Inducement Plan may be only made to an employee who has not previously been an employee or member of the Board or any parent or subsidiary, or following a bona fide period of non-employment by the Company or a parent or subsidiary, if he or she is granted such award in connection with his or her commencement of employment with the Company or a subsidiary and such grant is an inducement material to his or her entering into employment with the Company or such subsidiary.

A copy of the Inducement Plan and the form of stock option agreement and restricted stock agreement to be used thereunder is attached to this Report as Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5, respectively, and incorporated herein by reference. The foregoing description of the terms of the Inducement Plan does not purport to be complete and is qualified in its entirety by reference to the full text thereof.

Grant of Equity-Based Awards

As previously disclosed and pursuant to the Employment Agreement, dated as of November 16, 2018, by and between Dr. Garg and the Company (the “Employment Agreement”), Dr. Garg is entitled to certain equity-based awards. On November 28, 2018, the Compensation Committee approved the following equity-based awards to be granted to Dr. Garg on November 30, 2018 (the “Grant Date”):

•

A grant, pursuant to the Company’s 2017 Omnibus Incentive Plan, of an incentive stock option to purchase 111,421 shares of the Company’s common stock, which will have an exercise price equal to $3.59, the last reported sale price of the Company’s common stock on the Grant Date. One-fourth of the shares underlying the stock option will vest on the first anniversary of the Grant Date (the “First Vesting Date”) , and thereafter 1/48th of the shares underlying the stock option will vest monthly commencing on January 1, 2020, such that the shares underlying the stock option will be fully vested on December 1, 2022, in each case, generally subject to Dr. Garg’s employment with the Company through the applicable vesting date

•

An inducement grant, pursuant to the Inducement Plan and under Nasdaq Listing Rule 5635(c)(4), of a non-qualified stock option to purchase 211,486 shares of the Company’s common stock, which will have an exercise price equal to $3.59, the last reported sale price of the Company’s common stock on the Grant Date. One-fourth of the shares underlying the stock option will vest on the First Vesting Date, and thereafter 1/48th of the shares underlying the stock option will vest on each monthly anniversary of the First Vesting Date, such that the shares underlying the stock option will be fully vested on November 30, 2022, in each case, generally subject to Dr. Garg’s employment with the Company through the applicable vesting date.

•

An inducement grant, pursuant to the Inducement Plan and under Nasdaq Listing Rule 5635(c)(4), of 322,907 restricted shares of the Company’s common stock. One-fourth of the restricted shares will vest on the First Vesting Date, and thereafter 1/48th of the restricted shares will vest on each monthly anniversary of the First Vesting Date, such that the restricted shares will be fully vested on November 30, 2022, in each case, generally subject to Dr. Garg’s employment with the Company through the applicable vesting date.

The foregoing description of Dr. Garg’s equity-based awards does not purport to be complete and is qualified in its entirety by reference to the full texts of the Employment Agreement, the Inducement Plan and forms of award agreement thereunder, and the Company’s 2017 Omnibus Incentive Plan and forms of award agreement thereunder.

Approval of New Type of Award under 2017 Omnibus Incentive Plan

On November 28, 2018, the Compensation Committee approved a form of restricted stock award agreement to be used in connection with the future grant of restricted shares to eligible participants, including named executive officers, under the Company’s 2017 Omnibus Incentive Plan. The form of restricted stock award agreement provides for vesting as to one-fourth of the restricted shares on the first anniversary of the date of grant and thereafter as to 1/48th of the restricted shares on each monthly anniversary of the first vesting date, such that the restricted shares will be fully vested on the fourth anniversary of the date of grant, in each case, generally subject to the applicable participant’s continued service with the Company through the applicable vesting date.

A copy of the form of restricted stock agreement is attached to this Report as Exhibit 10.6, and incorporated herein by reference. The foregoing description of the terms of the form of restricted stock agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof.

Item 8.01	Other Events.

Transition of Interim Executive Chairman

As previously disclosed, on July 10, 2018, the Board appointed Dr. Mitchel Sayare as Executive Chairman of the Board (“Executive Chairman”) to serve in an interim capacity. Upon the appointment of Dr. Garg as President and CEO of the Company, Dr. Sayare’s interim appointment as Executive Chairman was terminated as of November 30, 2018. Dr. Sayare will continue in his role as Chairman of the Board.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index

Exhibit Number	Description

10.1	General Release, dated as of November 30, 2018, by and between William J. Enright and Altimmune, Inc.

10.2	Consulting Agreement, dated as of November 30, 2018, by and between William J. Enright and Altimmune, Inc.

10.3	Altimmune, Inc. 2018 Inducement Grant Plan

10.4	Form of Non-Qualified Stock Option Agreement under the Altimmune, Inc. 2018 Inducement Grant Plan

10.5	Form of Restricted Stock Agreement under the Altimmune, Inc. 2018 Inducement Grant Plan

10.6	Form of Restricted Stock Agreement under the Altimmune, Inc. 2017 Omnibus Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTIMMUNE, INC.

By:	/s/ William Brown
Name: William Brown
Title: Acting Chief Financial Officer

Dated November 30, 2018